Exhibit 10.1A

AMENDMENT NO. 6

TO

EMPLOYMENT AGREEMENT

This Amendment No. 6 to Employment Agreement made as of February 4, 1997, as amended as of June 13, 1997, October 16, 1998, December 8, 1998, November 16, 2000 and October 15, 2001 (the “Agreement”), between ePresence, Inc. (formerly Banyan Systems Incorporated), a Massachusetts corporation (the “Company”), and William P. Ferry (the “Employee”), is effective as of May 8, 2003. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Agreement is hereby amended as follows:

1. Section 8(a)(4) of the Agreement, which was added to the Agreement in Amendment No. 5 to the Agreement, is hereby amended and restated in its entirety to read as follows:

“4. Approval by the stockholders of the Company of a complete liquidation or dissolution; provided, however, that (A) solely for purposes of determining whether the Company is required to make the Severance Payment to the Employee, this subsection (a)(4) shall read as follows: ‘The first liquidating distribution is made by the Company to its stockholders’ and (B) solely for purposes of determining whether any options or restricted stock held by the Employee are subject to accelerated vesting upon a Change in Control (whether pursuant to this Agreement or any other agreement between the Company and the Employee), this subsection (a)(4) shall read as follows: ‘Immediately prior to the earlier of (i) the date of the first liquidating distribution made by the Company to its stockholders or (ii) the dissolution of the Company.’”

2. Section 5(a)(i) of the Agreement, which was included in the original Agreement and amended and restated in its entirety in Amendment No. 4 to the Agreement, is hereby amended and restated in its entirety to read as follows:

“(i) In the event the Company terminates this Agreement pursuant to this Section 5(a), the Company shall pay to the Employee an amount equal to the sum of (1) two times his annual base salary, (2) two times his target bonus, assuming 100% achievement of the performance objectives established for such bonus, and (3) the greater of (A) the product of (x) the Employee’s target bonus for the year in which the date of termination of employment occurred, assuming 100% achievement of the performance objectives established for such bonus, and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination of employment, and the denominator of which is 365, or (B) the full (not prorated) amount of any bonus (including target bonus and overachievement bonus) for the year in which the termination of employment occurred that was actually earned by the Employee through the achievement of performance objectives with respect to such bonus.”

3. Section 5(d)(5) of the Agreement, which was included in the original Agreement and amended in Amendment No. 4 to the Agreement, is hereby amended and restated in its entirety to read as follows:

“5. The occurrence, during a Potential Change in Control Period (as defined below), of any of the following events without the Employee’s written consent:

(i) Any material diminution in the Employee’s position, duties, responsibilities, power, title or office as in effect immediately prior to the commencement of such Potential Change in Control Period; or

(ii) Any reduction in the Employee’s annual base salary or target bonuses as in effect on the date hereof or as the same may be increased from time to time.

If the Employee terminates his employment pursuant to this Section (d), he will be entitled to the same compensation, benefits and vesting continuation he would receive upon termination without cause by the Company under Section 5(a) above.

‘Potential Change in Control Period’ means the time period beginning at such time as the Board, in its sole discretion, adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control Period has commenced, and ending at the earlier of (a) such time as the Board, in its sole discretion, adopts a resolution to the effect that, for purposes of this Agreement, such Potential Change in Control Period has terminated or (b) the occurrence of a Change in Control.”

4. Section 8(b)(iii) of the Agreement, which was added to the Agreement in Amendment No. 4 to the Agreement, is hereby amended and restated in its entirety to read as follows:

“iii. Subject to Sub-Section iv hereof, the Company shall pay the Employee the payment described in this Section (the “Severance Payment”). In lieu of any further salary payments to the Employee for periods subsequent to the occurrence of a Change in Control and in lieu of any severance benefit otherwise payable to the Employee (except as set forth in Sub-Section xi hereof), the Company shall pay to the Employee a lump sum severance payment, in cash, equal to the sum of 2.99 times his annual base salary and 2.99 times his target bonus at 100% performance.”

5. A new Section 8(b)(xi) is hereby added to the Agreement, which shall read in its entirety as follows:

“xi. If the Employee’s employment with the Company is terminated by the Company (other than for Cause, disability or death) or by the Employee for any of the reasons set forth in Section 5(d), in each such case either (x) within 12 months following the occurrence of a Change in Control or (y) during a Potential Change in Control Period, then the Employee shall be entitled to receive from the Company in a lump sum in cash within 30 days after the date of termination of employment the sum of (1) the Employee’s earned but unpaid base salary through the date of termination of employment, (2) the greater of (A) the product of (x) the Employee’s target bonus for the year in which the date of termination of employment occurred, assuming 100% achievement of the performance objectives established for such bonus, and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination of employment, and the denominator of which is 365, or (B) the full (not prorated) amount of any bonus (including target bonus and overachievement bonus) for the year in which the termination of employment occurred that was actually earned by the Employee through the achievement of performance objectives with respect to such bonus, and (3) the amount of any compensation previously earned and deferred by the Employee, in each case to the extent not previously paid.”

Notwithstanding anything to the contrary contained herein, solely for purposes of Section 3.4 of the Agreement, the term “Change in Control” as used in Section 3.4 of the Agreement shall have the meaning ascribed to such term in the Agreement as in effect prior to the effectiveness of this Amendment, and Section 3.4 of the Agreement shall not be deemed to be modified or amended in any respect by the terms of this Amendment.

For the avoidance of doubt, any reference in the Agreement to 100% achievement of a target bonus shall not include any overachievement bonus amount.

To the extent any provision of this Amendment is inconsistent with any provision of the Agreement or any other agreement between the Employee and the Company, such provision of the Agreement or such other agreement is hereby modified and superseded by the terms hereof. Any term of the Agreement or any such other agreement not so modified or superseded shall remain in full force and effect.

Any reference in any other agreement between the Employee and the Company to the Agreement shall be deemed to mean the Agreement as amended.

The Employee acknowledges that he: (a) has read the Agreement and this Amendment; (b) has been represented by legal counsel of the Employee’s own choice in connection with the preparation, negotiation and execution of the Agreement and this Amendment or has voluntarily declined to seek such counsel; (c) understands the terms and consequences of the Agreement and this Amendment; and (d) understands that the law firm of Hale and Dorr LLP has acted, and is acting, as counsel to the Company in connection with the transactions contemplated by the Agreement and this Amendment and not as counsel to the Employee.

This Amendment may be executed in counterparts, each of which shall be deemed to be an original but both of which shall constitute one and the same instrument.

(signatures on following page)

EXECUTED as of the effective date first set forth above.

COMPANY: ePRESENCE, INC.

By:	/s/ Richard M. Spaulding
Title: Sr. Vice President & CFO

EMPLOYEE:

/s/ William P. Ferry
William P. Ferry

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